Exhibit 99.1
N E W S R E L E A S E

Expand Energy Corporation Reports Third Quarter 2026 Results

SPRING, Texas – October 27, 2026 – Expand Energy Corporation (NASDAQ: EXE) ("Expand Energy" or the "Company") today reported third quarter 2026 financial and operating results.

•Net cash provided by operating activities of $1,177 million, driven by operational performance and liquids revenue
•Net income of $519 million, or $2.24 per fully diluted share; adjusted net income(1) of $338 million, or $1.46 per diluted share
•Adjusted EBITDAX(1) of $1,229 million
•Net production of 7.54 Bcfe/d (92% natural gas)
•Completed the acquisition of Twin Eagle Holdings, N.A., LLC ("Twin Eagle") on September 16
•Total debt of $4.6 billion as of quarter-end and leverage ratio(1) of 0.8x
•Repurchased $305 million of common stock in the third quarter; year-to-date repurchases total approximately $900 million or 4% of shares outstanding

(1) Definitions of non-GAAP financial measures and reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure are included at the end of this release.

“With our diversified scale, investment-grade balance sheet and coast-to-coast customer access, Expand Energy is uniquely positioned to monetize the volatility we see in the gas market today, provide advantaged supply to premium markets and capitalize on the demand growth we expect in the future,” said President and Chief Executive Officer Danny Brown. “Capturing value requires a talented team, disciplined capital allocation and operational excellence. I look forward to working with this team to continue the momentum built and firmly establish Expand Energy as North America’s leading integrated gas company.”

Operations Update

Expand Energy operated an average of 11 rigs during the third quarter, drilling 46 wells and turning 59 wells in line, resulting in net production of approximately 7.54 Bcfe/d (92% natural gas), including 6.9 Bcf/d of natural gas, 17 MBbls/d of oil and 87 MBbls/d of natural gas liquids. A detailed breakdown of third quarter production, capital expenditures and activity can be found in the supplemental slides which have been posted at https://investors.expandenergy.com/events-presentations.

2026 Capital and Operating Outlook

For the full year 2026, Expand Energy expects to run 11 – 12 rigs and has updated its capital investment guidance to approximately $3 billion. Average daily production is expected to be approximately 7.45 – 7.55 Bcfe/d.

A detailed breakdown of the Company's 2026 annual capital and operating outlook can be found in the supplemental slides.

2026 Marketing and Commercial Update and Outlook

Expand Energy has reported $150 million of marketing adjusted EBITDA(1) for the nine months ended September 30, 2026. During the fourth quarter, the Company expects $80 million of marketing EBITDA, reflecting the impact of the Twin Eagle acquisition (the "Twin Eagle Acquisition"), which closed in September 2026.

INVESTOR CONTACT:	MEDIA CONTACT:	EXPAND ENERGY CORPORATION
Brittany Raiford (405) 935-8870 ir@expandenergy.com	Meghan Macdonald (346) 443-6419 media@expandenergy.com	10000 Energy Drive Spring, TX 77389

Shareholder Returns Update

Expand Energy expects to continue its returns-focused allocation of capital, including opportunistic share repurchases, while preserving balance sheet capacity to capitalize on attractive opportunities through the cycle. During the third quarter, the Company repurchased $305 million of common stock and has $1 billion of capacity for additional repurchases under its previously announced expanded authorization. The Company plans to pay its quarterly base dividend of $0.575 per share on December 3, 2026 to shareholders of record at the close of business on November 12, 2026.

Conference Call Information

A conference call to discuss Expand Energy's third quarter 2026 financial and operating results and 2026 outlook has been scheduled for 9 a.m. EDT on October 28, 2026. Participants can access the live webcast at https://edge.media-server.com/mmc/p/t8j6c7wi/. Participants who would like to ask a question, can register at https://register-conf.media-server.com/register/BI826fdda5cf68417db7bc224b2fdac43b, and will receive the dial-in info and a unique PIN to join the call. Links to the conference call will be provided at https://investors.expandenergy.com/. A replay will be available on the website following the call.
Financial Statements, Non-GAAP Financial Measures and 2026 Guidance and Outlook Projections

This news release contains the non-GAAP financial measures described below in the section titled "Non-GAAP Financial Measures." Reconciliations of each non-GAAP financial measure used in this news release to the most directly comparable GAAP financial measure are provided below. Additional detail on the Company’s 2026 third quarter financial and operational results, along with non-GAAP measures that adjust for items typically excluded by securities analysts, are available on the Company’s website. Non-GAAP measures should not be considered as an alternative to, or more meaningful than, GAAP measures. Management’s guidance for 2026 can be found on the Company’s website at www.expandenergy.com.

Expand Energy Corporation (NASDAQ: EXE) is North America’s leading integrated natural gas company reaching customers from coast-to-coast across the U.S. and Canada. As the largest natural gas producer in the U.S., we are powered by innovative employees committed to expanding America’s energy reach to fuel a more affordable, reliable, lower carbon future.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements include our current expectations or forecasts of future events, including matters relating to armed conflict between Russia and Ukraine, instability in the Middle East and Venezuela and changes in China-Taiwan relations, along with the effects of the current global economic environment, and the impact of each on our business, financial condition, results of operations and cash flows, actions by, or disputes among or between, members of OPEC+ and other foreign oil-exporting countries, market factors, market prices, our ability to meet debt service requirements, our ability to continue to pay cash dividends, the amount and timing of any cash dividends and our sustainability initiatives. Forward-looking and other statements in this news release regarding our environmental, social and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the Securities and Exchange Commission (“SEC”). In addition, historical, current, and forward-looking environmental, social and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “aim,” “predict,” “should,” “expect,” “could,” “may,” “anticipate,” “intend,” “plan,” “ability,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “forecast,” “target,” “guidance,” “outlook,” “opportunity” or “strategy.” The absence of such words or expressions does not necessarily mean the statements are not forward-looking.

Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include:

•Reduced demand for natural gas, oil and natural gas liquids (“NGLs”);
•negative public perceptions of our industry;
•competition in the natural gas and oil exploration and production industry;
•the volatility of natural gas, oil and NGL prices, which are affected by general economic and business conditions, as well as increased demand for (and availability of) alternative fuels and electric vehicles;
•risks from regional epidemics or pandemics and related economic turmoil, including supply chain constraints;
•write-downs of our natural gas and oil asset carrying values due to low commodity prices;
•significant capital expenditures are required to replace our reserves and conduct our business;
•our ability to replace reserves and sustain production;
•uncertainties inherent in estimating quantities of natural gas, oil and NGL reserves and projecting future rates of production and the amount and timing of development expenditures;
•drilling and operating risks and resulting liabilities;
•our ability to generate profits or achieve targeted results in drilling and well operations;
•leasehold terms expiring before production can be established;
•risks from our commodity price risk management activities;
•uncertainties, risks and costs associated with natural gas and oil operations;
•our need to secure adequate supplies of water for our drilling operations and to dispose of or recycle the water used;
•pipeline and gathering system capacity constraints and transportation interruptions;
•risks related to our plans to participate in the global LNG value chain;
•terrorist activities and/or cyber-attacks adversely impacting our operations;
•risks from failure to protect personal information and data and compliance with data privacy and security laws and regulations;
•disruption of our business by natural or human causes beyond our control;
•a deterioration in general economic, business or industry conditions;
•the impact of inflation and commodity price volatility, including as a result of decisions made by OPEC+ and armed conflict between Russia and Ukraine, instability in the Middle East due to the potential broadening of the military conflict between the U.S. and Iran beyond the Strait of Hormuz, instability in Venezuela, changes in China-Taiwan relations, along with the effects of the current global economic environment, on our business, financial condition, employees, contractors, vendors and the global demand for natural gas and oil and on U.S. and global financial markets;
•our inability to access the capital markets on favorable terms;
•the limitations on our financial flexibility due to our level of indebtedness and restrictive covenants from our indebtedness;
•challenges with employee recruitment and retention and an increasingly competitive labor market;
•risks related to acquisitions or dispositions, or potential acquisitions or dispositions;
•security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or from breaches of information technology systems of third parties with whom we transact business;
•our ability to achieve and maintain sustainability certifications, goals and commitments;
•environmental and sustainability legislation and regulatory initiatives, including those addressing the impact of climate change or further regulating hydraulic fracturing, greenhouse gas emissions, flaring or water disposal;

•federal and state tax proposals affecting our industry;
•risks related to an annual limitation on the utilization of our tax attributes, which was triggered upon the completion of our merger with Southwestern Energy Company (“the Southwestern Merger”), as well as trading in our common stock, additional issuance of common stock, and certain other stock transactions, which could lead to an additional, potentially more restrictive, annual limitation;
•the results, effects and benefits of the Twin Eagle Acquisition, future opportunities for the Company, other plans with respect to the Twin Eagle Acquisition, and the anticipated impact of the Twin Eagle Acquisition on the Company’s results of operations, financial position, growth opportunities and competitive position;
•the integration of acquisitions, including the Twin Eagle Acquisition; and
•other factors that are described under Risk Factors in Item 1A of our 2025 Form 10-K, as updated by our Form 10-Qs and other filings with the SEC.

We caution you not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of the filing date, and we undertake no obligation and have no intention to update any forward-looking statement, except as required by law. We urge you to carefully review and consider the disclosures in this news release and our filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business.

All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

($ in millions, except per share data)	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$118	$616
Restricted cash	103	80
Accounts receivable, net	1,389	1,599
Derivative assets	889	264
Other current assets	597	357
Total current assets	3,096	2,916
Property and equipment:
Natural gas and oil properties, successful efforts method
Proved natural gas and oil properties	28,827	26,606
Unproved properties	5,523	5,478
Other property and equipment	555	509
Total property and equipment	34,905	32,593
Less: accumulated depreciation, depletion and amortization	(10,423)	(8,278)
Property and equipment held for sale, net	—	40
Total property and equipment, net	24,482	24,355
Long-term derivative assets	46	47
Deferred income tax assets	—	168
Goodwill	349	—
Intangible assets, net	1,082	—
Other long-term assets	687	801
Total assets	$29,742	$28,287

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,179	$753
Accrued interest	30	100
Derivative liabilities	2	3
Other current liabilities	2,215	2,045
Total current liabilities	3,426	2,901
Long-term debt, net	4,632	5,009
Long-term derivative liabilities	12	1
Asset retirement obligations, net of current portion	744	688
Long-term contract liabilities	914	975
Other long-term liabilities	514	135
Total liabilities	10,242	9,709
Contingencies and commitments
Stockholders' equity:
Common stock, $0.01 par value, 450,000,000 shares authorized: 230,944,097 and 239,249,874 shares issued	2	2
Additional paid-in capital	13,787	13,746
Retained earnings	5,711	4,830
Total stockholders' equity	19,500	18,578
Total liabilities and stockholders' equity	$29,742	$28,287

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions, except per share data)	2026	2025	2026	2025
Revenues and other:
Natural gas, oil and NGL	$1,881	$1,850	$7,026	$6,171
Marketing	927	666	2,820	2,364
Gains on derivatives	464	451	784	314
Gains (losses) on sales of assets	14	(1)	13	3
Total revenues and other	3,286	2,966	10,643	8,852
Operating expenses:
Production	168	169	521	467
Gathering, processing and transportation	678	608	2,002	1,734
Severance and ad valorem taxes	61	48	181	145
Exploration	19	3	49	30
Marketing	888	659	2,658	2,369
General and administrative	50	45	163	132
Separation and other termination costs	3	5	12	5
Depreciation, depletion and amortization	750	741	2,183	2,221
Other operating expense (income), net	29	(37)	42	23
Total operating expenses	2,646	2,241	7,811	7,126
Income from operations	640	725	2,832	1,726
Other income (expense):
Interest expense	(44)	(57)	(146)	(176)
Gains on purchases, exchanges or extinguishments of debt	—	1	37	4
Other income, net	12	17	46	41
Total other income (expense)	(32)	(39)	(63)	(131)
Income before income taxes	608	686	2,769	1,595
Income tax expense	89	139	569	329
Net income	$519	$547	$2,200	$1,266
Earnings per common share:
Basic	$2.24	$2.30	$9.30	$5.34
Diluted	$2.24	$2.28	$9.29	$5.27
Weighted average common shares outstanding (in thousands):
Basic	231,555	238,221	236,529	236,890
Diluted	231,731	239,893	236,909	240,373

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2026	2025	2026	2025
Cash flows from operating activities:
Net income	$519	$547	$2,200	$1,266
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	750	741	2,183	2,221
Deferred income tax expense	85	186	550	320
Derivative gains, net	(464)	(451)	(784)	(314)
Cash receipts on derivative settlements, net	297	131	205	102
Share-based compensation	11	12	33	34
(Gains) losses on sales of assets	(14)	1	(13)	(3)
Contract amortization	(39)	(47)	(137)	(171)
Gains on purchases, exchanges or extinguishments of debt	—	(1)	(37)	(4)
Other	3	10	37	26
Changes in assets and liabilities	29	72	438	142
Net cash provided by operating activities	1,177	1,201	4,675	3,619
Cash flows from investing activities:
Capital expenditures	(838)	(775)	(2,298)	(1,995)
Business combination, net	(1,395)	—	(1,395)	—
Property acquisitions	(2)	(69)	(9)	(69)
Receipts of deferred consideration	45	—	161	116
Contributions to investments	(1)	(5)	(2)	(14)
Distributions from investments	—	—	10	—
Proceeds from divestitures of property and equipment	33	4	76	19
Net cash used in investing activities	(2,158)	(845)	(3,457)	(1,943)
Cash flows from financing activities:
Proceeds from Credit Facility	1,513	—	1,513	825
Payments on Credit Facility	(1,063)	—	(1,063)	(825)
Payments on Twin Eagle Credit Facility	(141)	—	(141)	—
Proceeds from issuance of senior notes, net	499	—	499	—
Proceeds from warrant exercise	—	—	15	22
Debt issuance and other financing costs	(4)	(11)	(4)	(11)
Cash paid to repurchase and retire common stock	(320)	(1)	(900)	(100)
Cash paid to purchase debt	—	(110)	(1,287)	(663)
Cash paid for common stock dividends	(132)	(349)	(411)	(628)
Proceeds from accounts receivable financing	86	—	86	—
Net cash provided by (used in) financing activities	438	(471)	(1,693)	(1,380)
Net increase (decrease) in cash, cash equivalents and restricted cash	(543)	(115)	(475)	296
Cash, cash equivalents and restricted cash, beginning of period	764	806	696	395
Cash, cash equivalents and restricted cash, end of period	$221	$691	$221	$691

Cash and cash equivalents	$118	$613	$118	$613
Restricted cash	103	78	103	78
Total cash, cash equivalents and restricted cash	$221	$691	$221	$691

NATURAL GAS, OIL AND NGL PRODUCTION AND AVERAGE SALES PRICES (unaudited)

	Three Months Ended September 30, 2026
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Haynesville	3,178	2.68	—	—	—	—	3,178	2.68
Northeast Appalachia	2,593	2.15	—	—	—	—	2,593	2.15
Southwest Appalachia	1,145	2.44	17	77.05	87	25.95	1,767	3.59
Total	6,916	2.44	17	77.05	87	25.95	7,538	2.71

Average NYMEX Price		2.95		85.79
Average Realized Price (including realized derivatives)		2.94		75.97		25.87		3.17

	Three Months Ended September 30, 2025
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Haynesville	3,206	2.80	—	—	—	—	3,206	2.80
Northeast Appalachia	2,556	2.29	—	—	—	—	2,556	2.29
Southwest Appalachia	959	2.64	17	53.50	85	21.40	1,571	3.36
Total	6,721	2.58	17	53.50	85	21.40	7,333	2.74

Average NYMEX Price		3.07		64.93
Average Realized Price (including realized derivatives)		2.81		54.66		21.62		2.95

	Nine Months Ended September 30, 2026
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Haynesville	3,171	3.22	—	—	—	—	3,171	3.22
Northeast Appalachia	2,667	3.37	—	—	—	—	2,667	3.37
Southwest Appalachia	1,070	3.05	15	75.42	81	25.92	1,648	3.95
Total	6,908	3.25	15	75.42	81	25.92	7,486	3.44

Average NYMEX Price		3.63		83.50
Average Realized Price (including realized derivatives)		3.37		74.10		25.74		3.54

	Nine Months Ended September 30, 2025
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Haynesville	2,935	3.11	—	—	—	—	2,935	3.11
Northeast Appalachia	2,628	2.90	—	—	—	—	2,628	2.90
Southwest Appalachia	961	3.04	16	56.59	81	24.81	1,546	3.79
Total	6,524	3.01	16	56.59	81	24.81	7,109	3.18

Average NYMEX Price		3.39		66.70
Average Realized Price (including realized derivatives)		3.09		57.63		24.48		3.25

CAPITAL EXPENDITURES ACCRUED (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2026	2025	2026	2025
Drilling and completion capital expenditures:
Haynesville	$325	$355	$956	$989
Northeast Appalachia	173	150	421	370
Southwest Appalachia	145	114	490	417
Total drilling and completion capital expenditures	643	619	1,867	1,776
Non-drilling and completion - field	106	67	364	209
Non-drilling and completion - corporate	45	49	130	139
Total capital expenditures	$794	$735	$2,361	$2,124

NON-GAAP FINANCIAL MEASURES

As a supplement to the financial results prepared in accordance with U.S. GAAP, Expand Energy’s quarterly earnings releases contain certain financial measures that are not prepared or presented in accordance with U.S. GAAP. These non-GAAP financial measures include Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, Adjusted EBITDAX, Marketing Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow and Net Debt. A reconciliation of each financial measure to its most directly comparable GAAP financial measure is included in the tables below. Management believes these adjusted financial measures are a meaningful adjunct to earnings and cash flows calculated in accordance with GAAP because (a) management uses these financial measures to evaluate the Company’s trends and performance, (b) these financial measures are comparable to estimates provided by securities analysts, and (c) items excluded generally are one-time items or items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the Company generally excludes information regarding these types of items.

Expand Energy's definitions of each non-GAAP measure presented herein are provided below. Because not all companies or securities analysts use identical calculations, Expand Energy’s non-GAAP measures may not be comparable to similarly titled measures of other companies or securities analysts.

Adjusted Net Income: Adjusted Net Income is defined as net income (loss) adjusted to exclude unrealized (gains) losses on derivatives, separation and other termination costs, (gains) losses on sales of assets, and certain items management believes affect the comparability of operating results, less a tax effect using applicable rates. Expand Energy believes that Adjusted Net Income facilitates comparisons of the Company's period-over-period performance, by excluding the impact of items that, in the opinion of management, do not reflect Expand Energy's core operating performance. Adjusted Net Income should not be considered an alternative to, or more meaningful than, net income (loss) as presented in accordance with GAAP.

Adjusted Diluted Earnings Per Common Share: Adjusted Diluted Earnings Per Common Share is defined as diluted earnings (loss) per common share adjusted to exclude the per diluted share amounts attributed to unrealized (gains) losses on derivatives, separation and other termination costs, (gains) losses on sales of assets, and certain items management believes affect the comparability of operating results, less a tax effect using applicable rates. Expand Energy believes that Adjusted Diluted Earnings Per Common Share facilitates comparisons of the Company's period-over-period performance, by excluding the impact of items that, in the opinion of management, do not reflect Expand Energy's core operating performance. Adjusted Diluted Earnings Per Common Share should not be considered an alternative to, or more meaningful than, earnings (loss) per common share as presented in accordance with GAAP.

Adjusted EBITDAX: Adjusted EBITDAX is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation, depletion and amortization expense, exploration expense, unrealized (gains) losses on derivatives, separation and other termination costs, (gains) losses on sales of assets, and certain items management believes affect the comparability of operating results. Adjusted EBITDAX is presented as it provides investors an indication of the Company's ability to internally fund exploration and development activities and service or incur debt. Adjusted EBITDAX should not be considered an alternative to, or more meaningful than, net income (loss) as presented in accordance with GAAP.

Marketing Adjusted EBITDA: Marketing Adjusted EBITDA is defined as Marketing segment income (loss) from operations, adjusted to eliminate intersegment gathering, processing and transportation fees included in Marketing segment income from operations that are eliminated in consolidation, exclude unrealized gains and losses on Marketing derivatives, and add back depreciation and amortization attributable to the Marketing segment. Marketing Adjusted EBITDA is presented as a performance measure because management believes it provides investors with additional information regarding the operating performance of the Marketing segment after giving effect to the elimination of intersegment gathering, processing and transportation fees and excluding the impact of unrealized gains and losses on Marketing derivatives, and facilitates comparisons of the Marketing segment’s operating performance across periods. Marketing Adjusted EBITDA should not be considered an alternative to, or more meaningful than, Marketing segment income (loss) from operations as presented in accordance with GAAP.

Free Cash Flow: Free Cash Flow is defined as net cash provided by operating activities less cash capital expenditures. Free Cash Flow is a liquidity measure that provides investors additional information regarding the Company's ability to service or incur debt and return cash to shareholders. Free Cash Flow should not be considered an alternative to, or more meaningful than, net cash provided by (used in) operating activities, or any other measure of liquidity presented in accordance with GAAP.

Adjusted Free Cash Flow: Adjusted Free Cash Flow is defined as net cash provided by operating activities less cash capital expenditures and cash contributions to investments, adjusted to exclude certain items management believes affect the comparability of operating results. Adjusted Free Cash Flow is a liquidity measure that provides investors additional information regarding the Company's ability to service or incur debt and return cash to shareholders. Adjusted Free Cash Flow should not be considered an alternative to, or more meaningful than, net cash provided by (used in) operating activities, or any other measure of liquidity presented in accordance with GAAP.

Net Debt: Net Debt is defined as GAAP total debt excluding premiums, discounts, and deferred issuance costs, as well as secured borrowings under the Twin Eagle receivable purchase agreement less cash and cash equivalents. Net Debt is useful to investors as a widely understood measure of liquidity and leverage, but this measure should not be considered as an alternative to, or more meaningful than, total debt presented in accordance with GAAP.

Net debt to Adjusted EBITDAX: Net debt to Adjusted EBITDAX is a non-GAAP measure and is defined as Net Debt divided by an annualized Adjusted EBITDAX measure on a trailing twelve month calculation. Management uses Net Debt to Adjusted EBITDAX to assess liquidity and leverage. The Company believes this measure is useful to investors because it provides supplemental information to investors regarding its ability internally fund exploration and development activities and service or incur debt. However, this measure should not be considered as an alternative to, or more meaningful than, total debt or net income (loss) as presented in accordance with GAAP.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2026	2025	2026	2025
Net income (GAAP)	$519	$547	$2,200	$1,266

Adjustments:
Unrealized gains on derivatives	(153)	(309)	(585)	(182)
Separation and other termination costs	3	5	12	5
(Gains) losses on sales of assets	(14)	1	(13)	(3)
Other operating expense (income), net	22	(40)	35	18
Gains on purchases, exchanges or extinguishments of debt	—	(1)	(37)	(4)
Contract amortization	(39)	(47)	(137)	(171)
Other	(3)	(8)	(21)	(20)
Deferred income tax benefit	(37)	—	(37)	—
Tax effect of adjustments(a)	40	86	161	77
Adjusted net income (Non-GAAP)	$338	$234	$1,578	$986

(a)	The three- and nine-month periods ended September 30, 2026 and September 30, 2025 include a tax effect attributed to the reconciling adjustments using a statutory rate of 22%.

RECONCILIATION OF EARNINGS PER COMMON SHARE TO ADJUSTED DILUTED EARNINGS PER COMMON SHARE (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($/share)	2026	2025	2026	2025
Earnings per common share (GAAP)	$2.24	$2.30	$9.30	$5.34
Effect of dilutive securities	—	(0.02)	(0.01)	(0.07)
Diluted earnings per common share (GAAP)	$2.24	$2.28	$9.29	$5.27

Adjustments:
Unrealized gains on derivatives	(0.66)	(1.30)	(2.47)	(0.77)
Separation and other termination costs	0.01	0.02	0.05	0.02
(Gains) losses on sales of assets	(0.06)	—	(0.06)	(0.01)
Other operating expense (income), net	0.09	(0.17)	0.15	0.08
Gains on purchases, exchanges or extinguishments of debt	—	—	(0.16)	(0.02)
Contract amortization	(0.17)	(0.19)	(0.58)	(0.71)
Other	(0.01)	(0.03)	(0.09)	(0.08)
Deferred income tax benefit	(0.15)	—	(0.15)	—
Tax effect of adjustments(a)	0.17	0.36	0.68	0.32
Adjusted diluted earnings per common share (Non-GAAP)	$1.46	$0.97	$6.66	$4.10

(a)	The three- and nine-month periods ended September 30, 2026 and September 30, 2025 include a tax effect attributed to the reconciling adjustments using a statutory rate of 22%.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDAX (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2026	2025	2026	2025
Net income (GAAP)	$519	$547	$2,200	$1,266

Adjustments:
Interest expense	44	57	146	176
Income tax expense	89	139	569	329
Depreciation, depletion and amortization	750	741	2,183	2,221
Exploration	19	3	49	30
Unrealized gains on derivatives	(153)	(309)	(585)	(182)
Separation and other termination costs	3	5	12	5
(Gains) losses on sales of assets	(14)	1	(13)	(3)
Other operating expense (income), net	22	(40)	35	18
Contract amortization	(39)	(47)	(137)	(171)
Gains on purchases, exchanges or extinguishments of debt	—	(1)	(37)	(4)
Other	(11)	(14)	(42)	(32)
Adjusted EBITDAX (Non-GAAP)	$1,229	$1,082	$4,380	$3,653

RECONCILIATION OF MARKETING SEGMENT INCOME FROM OPERATIONS TO MARKETING ADJUSTED EBITDA (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2026	2025	2026	2025
Marketing segment income from operations (GAAP)	$94	$62	$371	$184
Intersegment GP&T fees eliminated in consolidation	(52)	(55)	(214)	(189)
Unrealized gains on marketing derivatives	(14)	—	(14)	—
Depreciation and amortization	7	—	7	—
Marketing Adjusted EBITDA (Non-GAAP)	$35	$7	$150	$(5)

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2026	2025	2026	2025
Net cash provided by operating activities (GAAP)	$1,177	$1,201	$4,675	$3,619
Cash capital expenditures	(838)	(775)	(2,298)	(1,995)
Free cash flow (Non-GAAP)	339	426	2,377	1,624
Cash distributions from investments	—	—	10	—
Cash contributions to investments	(1)	(5)	(2)	(14)
Cash paid for merger expenses	16	2	16	82
Adjusted free cash flow (Non-GAAP)	$354	$423	$2,401	$1,692

RECONCILIATION OF TOTAL DEBT TO NET DEBT (unaudited)

($ in millions)	September 30, 2026	December 31, 2025
Total debt (GAAP)	$4,632	$5,009
Premiums, discounts and issuance costs on debt	56	16
Principal amount of debt	4,688	5,025
Twin Eagle receivable purchase agreement	86	—
Principal amount of debt and other borrowings	4,774	5,025
Cash and cash equivalents	(118)	(616)
Net debt (Non-GAAP)	$4,656	$4,409

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDAX TRAILING TWELVE MONTHS (unaudited)

	Three Months Ended September 30, 2026	Three Months Ended June 30, 2026	Three Months Ended March 31, 2026	Three Months Ended December 31, 2025	Trailing Twelve Months
($ in millions)
Net income (GAAP)	$519	$522	$1,159	$553	$2,753

Adjustments:
Interest expense	44	43	59	59	205
Income tax expense	89	150	330	134	703
Depreciation, depletion and amortization	750	722	711	759	2,942
Exploration	19	16	14	16	65
Unrealized gains on derivatives	(153)	(153)	(279)	(179)	(764)
Separation and other termination costs	3	—	9	—	12
(Gains) losses on sales of assets	(14)	—	1	68	55
Other operating expense (income), net	22	3	10	11	46
Impairments	—	—	—	37	37
Gains on purchases, exchanges or extinguishments of debt	—	(37)	—	—	(37)
Contract amortization	(39)	(68)	(30)	(32)	(169)
Other	(11)	(15)	(16)	(1)	(43)
Adjusted EBITDAX (Non-GAAP)	$1,229	$1,183	$1,968	$1,425	$5,805

NET DEBT TO ADJUSTED EBITDAX (unaudited)

($ in millions)	September 30, 2026
Net debt (Non-GAAP)	$4,656
Adjusted EBITDAX (Non-GAAP)(a)	$5,805
Net debt to Adjusted EBITDAX (Non-GAAP)	0.8

(a)	Adjusted EBITDAX using a trailing twelve month calculation.